UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2007

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2007, Metalico Akron, Inc. ("Metalico Akron") and Metalico Akron Realty, Inc. ("Realty"), subsidiaries of the Registrant, executed an Asset Purchase Agreement dated July 29, 2007 with Annaco, Inc. ("Annaco") providing for the purchase by Metalico Akron of substantially all of the operating assets of Annaco and the purchase by Realty of the owners of the real property used by Annaco in its business from affiliates of Annaco and its stockholders. Under the terms of the Asset Purchase Agreement, Metalico Akron will retain the services of Annaco's employees. On June 21, 2007, the Registrant executed a Stock Purchase Agreement dated June 25, 2007 with the stockholders of Totalcat Group, Inc. ("Totalcat") providing for the purchase by the Registrant of 82.5% of the outstanding capital stock of Totalcat. Both the Registrant and Totalcat have rights to require the sale of the remaining Totalcat stock to the Registrant at a future date at a price determined in accordance with a formula set forth in the Stock Purchase Agreement. The aggregate purchase price for the two acquisitions is approximately $63 million (including an allocation for the Annaco real property interests), subject to additional closing adjustments for Annaco’s inventory in excess of a predetermined amount at closing and Totalcat’s net working capital in excess of a predetermined amount at closing. Metalico Akron will also make an annual payment to Annaco for the fiscal years 2007, 2008, and 2009 (any payment for 2007 to be prorated) if the acquired assets perform over a predetermined income level during such periods. The Registrant expects to finance the acquisitions through debt facilities to be entered into at the closing of the transaction and available cash, including a portion of the proceeds of the Registrant's recently announced private equity placement. Each transaction is subject to the satisfaction of customary conditions but is expected to close early in the third quarter. Notwithstanding, there can be no assurance that the conditions to closing will be met or that either transaction will be consummated in the third quarter or at all. A press release regarding the contemplated transactions is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. A copy of the Asset Purchase Agreement and a copy of the Stock Purchase Agreement will be filed as an exhibit or exhibits to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 or a Current Report on Form 8-K following the closing of the respective transaction.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release issued June 29, 2007.

The information furnished in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

July 11, 2007	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer